Exhibit (h)(4)

FORM OF MUTUAL FUND FEE AND EXPENSE AGREEMENT

THIS AGREEMENT is made as of this          day of             ,              by and among Columbia Funds Master Investment Trust, LLC, a Delaware limited liability company, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Series Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Variable Insurance Trust I, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Series Trust II, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC), a Minnesota limited liability company (“CMIA”) and Columbia Management Investment Distributors, Inc. (formerly, RiverSource Fund Distributors, Inc.), a Delaware corporation (“CMID”).

WHEREAS, Columbia Funds Master Investment Trust, LLC, Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Series Trust II (each a “Company” and together, the “Companies”) are each open-end investment companies registered under the Investment Company Act of 1940;

WHEREAS, CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Companies pursuant to separate investment advisory agreements (the “Investment Advisory Agreements”);

WHEREAS, CMIA serves as administrator to each of the Companies pursuant to an administrative services agreement (the “Administration Agreement”);

WHEREAS, CMID serves as distributor to Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Series Trust II pursuant to a distribution agreement (the “Distribution Agreement”); and

WHEREAS, pursuant to a prior Mutual Fund Fee and Expense Agreement, the predecessor adviser, administrator and distributor to each of the Companies had committed to certain fee waivers and expense commitments and CMIA and CMID have agreed to commit to continue those same waivers and commitments;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Investment Advisory Fee Waivers. The parties hereby agree that CMIA shall waive any investment advisory fees payable to it under the Investment Advisory Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

2. Administration Fee Waivers. The parties hereby agree that CMIA shall waive any administration fees payable to it under the Administration Agreement to the extent reflected for each series set forth in Schedule A attached hereto.

3. 12b-1 Distribution and Shareholder Servicing Fee Waivers. The parties hereby agree that CMID shall waive any 12b-1 distribution and/or shareholder servicing fees payable to it under the Distribution Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

4. Limitation of Total Operating Expense Ratios—Investment Advisory, Administration Fee Ratios and Other Expenses. The parties hereby agree that CMIA as appropriate shall waive any advisory fees payable to it under the Investment Advisory Agreements, waive any administration fees payable to it under the Administration Agreement, or reimburse other expenses of the series to the extent necessary to ensure that covered expenses (as defined below) do not exceed the total operating expense ratio for each series set forth in Schedule A attached hereto, absent a determination by the Companies’ Boards of Trustees that extraordinary circumstances or a material reduction in portfolio assets has occurred that has made it appropriate to permit an increase in total operating expense ratios. “Covered expenses” include all expenses incurred directly by a series that are required to be included as an expense in a series’ Form N-1A Fee Table and accordingly exclude acquired fund fees and expenses, brokerage commissions and other transaction charges and interest on borrowed money and also exclude rule 12b-1 distribution and/or shareholder servicing fees and expenses that are deemed extraordinary by Columbia Funds Series Trust’s Board of Trustees. “Covered expenses” shall reflect the application of balance credits made available by the Companies’ custodian and custodial charges relating to overdrafts.

5. Automatic Renewal. This Agreement shall renew automatically, with respect to each series set forth in Schedule A, on the same terms, for a period of one year from the expiration of the waiver and/or expense commitment applicable to such series as set forth in Schedule A, unless prior to such an expiration, CMIA and/or CMID provide notice to the appropriate Board of Trustees of a Company of any proposals to increase, decrease or eliminate the series’ fee waivers and/or expense commitment, or to change the time period covered or any other terms thereof, for a subsequent period. Any renewal of this Agreement with respect to a series does not preclude CMIA or CMID from requesting that a Company’s Board of Trustees approve changes to the fee waivers and/or expense commitment, or to the time period covered or any other terms thereof, prior to a subsequent renewal.

6. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Company and shall be treated as separate and independent from such provision or agreement with respect to each of the other Companies. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST, COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC,
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
COLUMBIA FUNDS SERIES TRUST II, Each for itself and on behalf of its respective series listed on this Schedule A

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

Mutual Fund Fee and Expense Agreement

SCHEDULE A

COLUMBIA FUNDS SERIES TRUST

CONTRACTUAL ADVISORY/ADMINISTRATION FEE WAIVERS

PERIOD FROM AUGUST 1, 2009 TO JULY 31, 2010*

Equity Fund	Advisory Fee Waiver		Administration Fee Waiver
Columbia LifeGoal Income Portfolio	0.10	%(1)	0.10	%(2)

*	At the April 27-28, 2010 Board meeting, the waivers were extended for the period August 1, 2010 through July 31, 2011, upon the expiration of the then current period.
(1)	CMIA shall waive advisory fees payable to it under the Investment Advisory Agreement on assets invested in individual securities and CMIA-advised Corporate Bond Portfolio and Mortgage- and Asset-Backed Portfolio (the “Fixed Income Sector Portfolios”).
(2)	CMIA shall waive administration fees payable to it under the Administration Agreement on assets invested in other Columbia Funds (Fixed Income Sector Portfolios are not considered Columbia Funds).

Schedule A to Mutual Fund Fee and Expense Agreement

COLUMBIA FUNDS SERIES TRUST

EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL

PERIOD FROM AUGUST 1, 2009 TO JULY 31, 2010*

Fund-of-Fund	Fund Level Expense Commitment**
Columbia LifeGoal Income Portfolio	0.42%

*	At the April 27-28, 2010 Board meeting, the expense commitment was extended for the period August 1, 2010 through July 31, 2011, upon the expiration of the then current period.
**	Waivers of CMIA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) the Board-approved class specific account expense relating to R Shares).

Schedule A to Mutual Fund Fee and Expense Agreement

COLUMBIA FUNDS SERIES TRUST

EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL

PERIOD FROM APRIL 30, 2008 TO JUNE 30, 2010

International Fund	Fund Level Expense Commitment*
Columbia Marsico Global Fund**	1.35%

*	Waivers of CMIA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) the Board-approved class specific account expense relating to R Shares).
**	CMIA is entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund’s total operating expenses to exceed the expense commitment then in effect.

Schedule A to Mutual Fund Fee and Expense Agreement

COLUMBIA FUNDS SERIES TRUST

EXPENSE COMMITMENTS ESTABLISHED AT OVERALL FUND LEVEL

PERIOD FROM AUGUST 1, 2009 TO JULY 31, 2010

Masters Portfolio	Other Operating Expenses Cap*
Columbia Masters International Equity Portfolio	0.00%

*	Waivers of CMIA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) any management fees).

Schedule A to Mutual Fund Fee and Expense Agreement

COLUMBIA FUNDS SERIES TRUST II

EXPENSE COMMITMENTS ESTABLISHED AT FUND LEVEL

FROM MARCH 7, 2008 THROUGH FEBRUARY 28, 2020

Columbia Funds Series Trust II	Other Operating Expenses Cap*
Columbia Retirement 2005 Portfolio	0%
Columbia Retirement 2010 Portfolio	0%
Columbia Retirement 2015 Portfolio	0%
Columbia Retirement 2020 Portfolio	0%
Columbia Retirement 2025 Portfolio	0%
Columbia Retirement 2030 Portfolio	0%
Columbia Retirement 2035 Portfolio	0%
Columbia Retirement 2040 Portfolio	0%

*	Waivers of CMIA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) advisory fees).

Schedule A to Mutual Fund Fee and Expense Agreement

ADVISORY FEE WAIVER FOR COLUMBIA FUNDS

SUB-ADVISED BY MARSICO CAPITAL MANAGEMENT, LLC (“MARSICO”)

EFFECTIVE JANUARY 1, 2008 THROUGH

THE RESPECTIVE EXPIRATION DATES LISTED BELOW1

The dollar amount of the waiver of advisory fees equals the dollar amount calculated on a monthly basis based on an annualized fee rate of 0.45% of the applicable Fund’s assets minus the dollar amount calculated on a monthly basis based on the applicable annualized fee rate according to the below chart. To the extent that a Fund is benefiting from a separate expense limitation for a Fund sub-advised by Marsico, CMIA is not required to waive this portion of the advisory fee for that Fund.

Company/Fund	Fee Rate(%)		Expiration Date
Columbia Funds Series Trust
Columbia Marsico 21st Century Fund			June 30, 2011
Columbia Marsico Focused Equities Fund			June 30, 2011
Columbia Marsico Growth Fund			June 30, 2011
Columbia Funds Variable Insurance Trust I
Columbia Marsico 21st Century Fund, Variable Series[2]			April 30, 2011
Columbia Marsico Focused Equities Fund, Variable Series			April 30, 2011
Columbia Marsico Growth Fund, Variable Series			April 30, 2011
Assets up to $18 billion	0.45	*
Assets in excess of $18 billion and up to $21 billion	0.40	*
Assets in excess of $21 billion	0.35	*
Columbia Funds Series Trust
Columbia Multi-Advisor International Equity Fund			June 30, 2011
Columbia Marsico International Opportunities Fund[2]			June 30, 2011
Columbia Funds Variable Insurance Trust I
Columbia Marsico International Opportunities Fund, Variable Series[2]			April 30, 2011
Assets up to $6 billion	.45	**
Assets in excess of $6 billion and up to $10 billion	.40	**
Assets in excess of $10 billion	.35	**

*

For purposes of the calculation, the assets sub-advised by Marsico in the following Columbia Funds will be aggregated: (i) Columbia Marsico Growth Fund, Variable Series; (ii) Columbia Marsico Focused Equities Fund, Variable Series; (iii) Columbia Marsico 21st Century Fund, Variable Series; (iv) Columbia Marsico Growth Fund; (v) Columbia Marsico Focused Equities Fund; (vi) Columbia Marsico 21st Century Fund; and (vii) any future Columbia U.S. equity fund sub-advised by Marsico which CMIA and Marsico mutually agree in writing.

**	For purposes of the calculation, the assets sub-advised by Marsico in the following Columbia Funds will be aggregated: (i) Columbia Marsico International Opportunities Fund, Variable Series; (ii) Columbia Marsico International Opportunities Fund; (iii) Columbia Multi-Advisor International Equity Fund; and (iv) any future Columbia international equity fund sub-advised by Marsico which CMIA and Marsico mutually agree in writing.
[1]

At its October 2007 meeting relating to the advisory contract renewal, the Board approved new sub-advisory fee rates and breakpoints for Columbia Funds sub-advised by Marsico, effective January 1, 2008. In this connection, CMIA agreed to waive its advisory fee to the extent necessary to allow for the impact of the new sub-advisory fee rates and breakpoints payable by a Fund to Marsico to be passed through to a Fund’s shareholders, except to the extent that a Fund is already benefiting from a fee waiver or expense cap provided by CMIA.

[2]	Currently, these funds have a separate contractual expense limitation.

Schedule A to Mutual Fund Fee and Expense Agreement

Effective as of the          day of             , 2010.

COLUMBIA FUNDS SERIES TRUST,
COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC,
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
COLUMBIA FUNDS SERIES TRUST II,
Each for itself and on behalf of its respective series listed on this Schedule A

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

Schedule A to Mutual Fund Fee and Expense Agreement